UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2019

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)
Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On February 11, 2019, Avaya Holdings Corp. (the “Company”) issued a press release announcing its financial results for the first quarter of fiscal 2019 ended December 31, 2018.  The full text of the press release and commentary from the Company’s Chief Financial Officer regarding such financial results are furnished as Exhibits 99.1 and 99.2, respectively, and are available on the Company’s investor relations website at https://investors.avaya.com.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)      On February 11, 2019, the Company announced that effective February 15, 2019, Patrick J. O’Malley, III will be stepping down as the Company’s Senior Vice President and Chief Financial Officer to become the Company’s Senior Vice President, Growth Initiatives.  Upon such change, Mr. O’Malley will no longer be a Company officer subject to the provisions of Section 16 of the Exchange Act.

(c)       On February 11, 2019, the Company also announced that Kieran J. McGrath will become the Company’s Senior Vice President and Chief Financial Officer, effective February 15, 2019.  Mr. McGrath, who is 59 years old, joined the Company on January 31, 2019 as Senior Vice President, Finance.  Prior to joining the Company, Mr. McGrath served as the Executive Vice President and Chief Financial Officer of CA Technologies, a global leader in software solutions that simplify complex enterprise environments, from November 2016 until November 2018 when that company became a subsidiary of Broadcom Inc.  Prior to that, he served as CA Technologies’ Senior Vice President and interim Chief Financial Officer from July 2016 to November 2016, and as Senior Vice President and Corporate Controller upon joining the company in September 2014 until July 2016.  Prior to that, Mr. McGrath was Vice President, Finance at International Business Machines Corporation, a cognitive solutions and cloud platform company, where he held various senior executive finance positions across the company, including leading the finance department for IBM's Software Group, from January 2009 until August 2014.

            As described above, Mr. McGrath was the Executive Vice President and Chief Financial Officer of CA Technologies during the Company’s fiscal 2018 and the first quarter of fiscal 2019.  During fiscal 2018 and the first quarter of fiscal 2019, the Company purchased goods and services from CA Technologies of approximately $620,000 and $190,000, respectively.

            Mr. McGrath’s fiscal 2019 base salary will be $650,000 and his fiscal 2019 target bonus opportunity is 100% of base salary with a maximum opportunity of 200% of base salary.  His bonus will be determined under the Company’s Executive Annual Incentive Plan, which is described in the Compensation Discussion & Analysis (“CD&A”) in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on January 25, 2019.  In addition, he will receive a monthly housing allowance of $3,000, which arrangement will be reviewed after eighteen months.  In connection with his appointment to the role of Senior Vice President and Chief Financial Officer, Mr. McGrath will receive restricted stock units (“RSUs”) pursuant to the Avaya Holdings Corp. 2017 Equity Incentive Plan with a fair market grant date value of $4,000,000.  These RSUs will vest 33.33% on the first anniversary of the grant date, and 8.33% quarterly thereafter, subject to Mr. McGrath’s employment with the Company on the applicable vesting date.

Furthermore, Mr. McGrath will be a participant under the Avaya Inc. Involuntary Separation Plan for Senior Executives and the Avaya Inc. Change in Control Severance Plan, each of which is described in the CD&A.

            The full text of the press release announcing the appointments of Mr. O’Malley and Mr. McGrath is filed as Exhibit 99.3 and is available on the Company’s investor relations website at https://investors.avaya.com.

Item 7.01. Regulation FD Disclosure

On February 11, 2019, the Company posted supplementary slides regarding the Company’s financial results for the first quarter of fiscal 2019 ended December 31, 2018 on the Company’s investor relations website at https://investors.avaya.com.  The supplementary slides are furnished as Exhibit 99.4.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
99.1	Press Release, dated February 11, 2019, entitled “Avaya Reports First Quarter Fiscal 2019 Financial Results”
99.2	CFO Commentary on First Quarter Fiscal 2019 Financial Results, dated February 11, 2019
99.3	Press Release, dated February 11, 2019, entitled “Avaya Announces Chief Financial Officer Transition”
99.4	Supplementary Slides: Avaya Q1 Fiscal Year 2019 Financial Results – February 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: February 11, 2019	By:	/s/ Patrick J. O’Malley, III
	Name:	Patrick J. O’Malley, III
	Title:	Senior Vice President and Chief Financial Officer